Credit Suisse Strategic Small Cap Fund
Securities Purchases during an Underwriting involving
Credit Suisse Aset Management, LLC subject to Rule 10f-3 under the Investment Company Act of 1940.

For the period ended April 30, 2004


Portfolio:			Credit Suisse Strategic Small Cap Fund


Security:			Kinetic Concepts Inc.


Date Purchased:			2/23/2004


Price Per Share:		$28.92


Shares Purchased
by the Portfolio *:		100


Total Principal Purchased
by the Portfolio *:		$2,892


% of Offering Purchased
by the Portfolio:		0.0007%


Broker:				Merrill Lynch


Member:				CS First Boston


Credit Suisse Strategic Small Cap Fund
Securities Purchases during an Underwriting involving
Credit Suisse Aset Management, LLC subject to Rule 10f-3 under the Investment Company Act of 1940.

For the period ended April 30,2004


Portfolio:			Credit Suisse Strategic Small Cap Fund


Security:			Sirf Technology Hold


Date Purchased:			4/21/2004


Price Per Share:		$11.45


Shares Purchased
by the Portfolio *:		200


Total Principal Purchased
by the Portfolio *:		$2,290


% of Offering Purchased
by the Portfolio:		0.0020%


Broker:				Morgan Stanley


Member:				CS First Boston